                                                                  EXHIBIT (d)(4)


                      [On Pilgrim Equity Trust Letterhead]



Michael J. Roland
Senior Vice President
ING Pilgrim Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258-2034


                                          November 2, 2001


Pursuant to Section 1 of the Investment Management Agreement dated May 9, 2001 between Pilgrim Equity Trust and ING Pilgrim Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to Pilgrim Principal Protection Fund II, a newly established series of Pilgrim Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "Pilgrim Principal Protection Fund II" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

Please signify your acceptance to act as Manager under the Agreement with respect to Pilgrim Principal Protection Fund II by signing below.

                                          Very Sincerely,



                                          Robert S. Naka
                                          Senior Vice President
                                          Pilgrim Equity Trust

ACCEPTED AND AGREED TO:
ING Pilgrim Investments, LLC


By___________________________
      Michael J. Roland
      Senior Vice President

                                     FORM OF
                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT
                                DATED MAY 9, 2001

                                     BETWEEN

                              PILGRIM EQUITY TRUST
                                       AND
                          ING PILGRIM INVESTMENTS, LLC

                           EFFECTIVE NOVEMBER 2, 2001


SERIES                                   ANNUAL INVESTMENT MANAGEMENT FEE
------                                   --------------------------------
Pilgrim Principal Protection Fund        Offering Phase                   0.25%
                                         Guarantee Period                 0.80%
                                         Index plus LargeCap Period       0.60%

Pilgrim Principal Protection Fund II*    Offering Phase                   0.25%
                                         Guarantee Period                 0.80%
                                         Index plus LargeCap Period       0.60%


--------
* This Amended and Restated Schedule A will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.